Exhibit 5.1

August 10, 2016

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

Re:       Offering of Common Stock, Series B Preferred Stock, and Series C Preferred Stock

Ladies and Gentlemen:

We have acted as special counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), and have been requested to render this opinion letter in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-210567) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”), and declared effective by the Commission on April 13, 2016, of the offering and sale by the Company of up to $196,615,000 maximum aggregate offering price of shares of the Company’s (i) common stock, par value $0.01 per share (“Common Stock”), (ii) 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share with a liquidation preference of $25.00 per share (“Series B Preferred Stock”), and (iii) 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share with a liquidation preference of $25.00 per share (“Series C Preferred Stock,” and collectively with the Common Stock and the Series B Preferred Stock, the “Offered Shares”), pursuant to the At Market Issuance Sales Agreement, dated August 10, 2016 (the “Sales Agreement”), among the Company, Anworth Management LLC, a Delaware limited liability company, and FBR Capital Markets & Co. Shares of the Series B Preferred Stock and shares of the Series C Preferred Stock are convertible in certain circumstances into shares of Common Stock. This opinion letter is being delivered at your request in connection with the filing by the Company with the Commission of a Current Report on Form 8-K on the date hereof (the “8-K”), and supplements the opinion letter of DLA Piper LLP (US), dated April 1, 2016, previously filed as Exhibit 5.1 to the Registration Statement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Sales Agreement.

In rendering the opinions expressed below, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of (i) the Amended Articles of Incorporation of the Company, as amended (the “Amended Articles of Incorporation”), (ii) the Bylaws of the Company, as amended, (iii) the Sales Agreement, (iv) the Registration Statement, (v) the base prospectus included in the Registration Statement at the time it was declared effective (the “Base Prospectus”), (vi) the prospectus supplement, filed by the Company with the Commission on August 10, 2016, pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), (vii) resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Offered Shares, the reservation of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock (the “Conversion Shares”), and the authorization and approval of the Sales Agreement and the transactions contemplated thereby, certified by officers of the Company (the “Resolutions”), (viii) certificates of officers of the Company, (ix) certificates of public officials, (x) such other corporate documents, records, agreements and instruments of the Company, and (xi) such other documents, records, agreements, instruments and certificates, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates and/or statements of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. In making our examination of documents executed by parties other than the Company, we have assumed that such other parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents, and the validity and binding effect thereof. We further assume that the amount, terms, sale, and issuance of the Offered Shares to be offered from time to time by the Company pursuant to the Sales Agreement will be authorized and determined at the time of issuance by proper corporate action of the Company (each, a “Corporate Action”), as authorized by the Resolutions.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. When an issuance of Offered Shares has been duly authorized by all necessary Corporate Action, upon issuance, delivery and payment therefor in accordance with the terms of the Sales Agreement, pursuant to one or more Placement Notices delivered in accordance with the Sales Agreement, and in the manner contemplated by the Prospectus and such Corporate Action, such Shares will be validly issued, fully paid and nonassessable.

2. The Conversion Shares have been duly authorized and validly reserved for issuance and, when issued and delivered in accordance with the terms of the Amended Articles of Incorporation upon conversion of the Series B Preferred Stock and/or the Series C Preferred Stock, will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought, (iii) our assumption that the issuance by the Company of the Offered Shares and the Conversion Shares, respectively, will not cause any person to violate any of the provisions of the Amended Articles of Incorporation relating to ownership limitations, and that the Company will not issue any shares of capital stock other than the Offered Shares and the Conversion Shares, and (iv) our assumption that neither the sale and issuance of the Offered Shares, nor the issuance of the Conversion Shares, will not exceed (a) the respective authorized number of shares of capital stock of the Company set forth in the Amended Articles of Incorporation, and (b) the issuable amount of Offered Shares and Conversion Shares authorized by the Resolutions. In addition, the foregoing opinions are limited to the laws of the State of Maryland, and we do not express any opinion herein with respect to the laws of any other jurisdiction. Furthermore, we express no opinion as to matters relating to compliance with any federal or state antifraud laws, any securities or blue sky laws of any jurisdiction, or any other rules or regulations relating to securities.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. We express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent (i) to the filing of this opinion letter as Exhibit 5.1 to the 8-K and to the Registration Statement, and (ii) to the reference to our firm appearing under the captions “Legal Matters” in the Base Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP